      TARTER
   KRINSKY &
DROGINLLP
ATTORNEYS AT LAW

1350 BROADWAY, 11TH FLOOR
NEW YORK, NY 10018
TEL: (212) 216-8000
FAX: (212) 216-8001

August 5, 2008
Board of Directors
EnterConnect Inc.
100 Century Center Court
Suite 650
San Jose, California 95112

Re: Registration Statement on Form S-1

Dear Sirs:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act), for the registration of an aggregate of 2,369,176 shares (the “Shares”) underlying warrants to purchase shares of common stock, par value $0.001 per share (the “Common Stock”) of EnterConnect Inc., a Nevada corporation (the “Corporation”).

We have acted as special counsel for the Corporation in connection with the registration of the resale of the Shares.  We have examined signed copies of the Registration Statement to be filed with the Commission.  We have also examined and relied upon the minutes of meetings of the Board of Directors of the Corporation as provided to us by the Corporation, the Articles of Incorporation and By-laws of the Corporation, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

The opinions expressed herein above are subject to the following assumptions, limitations, qualifications and exceptions:

(a)           Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners, of counsel and associates of Tarter Krinsky & Drogin LLP who have had substantive involvement in the representation of the Company or the Seller in connection with this transaction.  Any factual assumptions are based upon the representations of the Corporation and the documents that it provided.  We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

(b)           In rendering our opinion and in making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

EnterConnect Inc.
August 5, 2008

(c)           In rendering our opinion, we have assumed that (i) the documents embody all the necessary documents with respect to the subject matter thereof and have not been amended by oral or written agreement or by conduct of the parties; and (ii) with respect to the documents executed by the Corporation, that the Corporation has all requisite power and authority and has taken all necessary action to enter into such documents and to effect the transactions contemplated thereby and has duly executed and delivered such documents, and the Corporation have not asked us to pass upon the application to their authority to do so of any law or regulation of the United States or political subdivision thereof and we express no opinion with respect thereto.

(d)           Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof and no opinion is to be implied or inferred beyond the matters expressly so stated.

(e)           Our examination of law relevant to the matters covered by this opinion is limited to the laws of the State of New York and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. We are not admitted to practice in Nevada, the Corporation’s state of incorporation.  To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the State of New York or federal law of the United States, we have assumed that the law of such other jurisdiction is identical to New York law.  As members of the bar of the State of New York, we do not purport to be experts on the law of any other State of the United States or the jurisdiction of any foreign country.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.  It is understood that this opinion is as of the date of this letter and we disclaim any undertaking to advise you of changes which thereafter may be brought to our attention.

Please note that we are opining only as to the matters expressly set forth herein and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b) of Regulation S-K under the Securities Act and to the use of our name therein and the related Prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Tarter Krinsky & Drogin, LLP

Tarter Krinsky & Drogin, LLP